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                                                                 Exhibit 23.5

                     INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), (333-12789) and (333-24581), on Form S-3
(333-10383) and (333-14025); and on Form S-4 (333-13133) of U.S. Office
Products Company of our report relating to the financial statements of Fortran Corp. dated June 7, 1996, except for Note 9, as to which the date is October 24, 1996, included in this Current Report on Form 8-K.



Gary A. Koehmstedt, CPA
RUBIN, KOEHMSTEDT & NADLER, PLC
April 23, 1997